Exhibit 10.6

                                FOURTH AMENDMENT
                                       TO
                            COMDIAL CORPORATION 1992
                              STOCK INCENTIVE PLAN


         THIS FOURTH AMENDMENT to the Comdial Corporation 1992 Stock Incentive Plan (the "Plan") is made pursuant to the authority under Section 12 of the Plan for the Board of Directors to amend the Plan.

I. Section 2 is amended by adding at the end thereof the following new subsection:

         "(y)     For purposes of this Plan, "Change in Control" shall mean:

                  (i) The acquisition of common stock of the Company by an Unrelated Person which results in such Unrelated Person=s Beneficial Ownership being 40% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

                  (ii) As a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale or stock or assets or contested election, or any combination of the foregoing transactions, the persons who are directors of the Company before such transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company,

                  (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation with respect to which the persons who were shareholders of the Company immediately before the transaction do not, immediately after the transaction, beneficially own more than 50% of the then outstanding shares of common stock of the Company or combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, or

                  (iv) A sale or other disposition of all or substantially all the assets of the Company, other than in the ordinary course of business.

         For purposes of this section 2(y), Beneficially Ownership" shall have the meaning given that term for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

         For purposes of this section 2(y), "Unrelated Person" shall mean any person other than:

                  (A)      the Company,

                  (B)      an employee benefit plan or trust of the Company, or

                  (C) a person that acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board of Directors in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to section 2(y)(ii), (iii) or (iv) above. A person is an individual, entity or group (as defined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934)."

         IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to the Plan to be executed as of February 6, 1998.


                                             COMDIAL CORPORATION


                                             By:      /s/ Wayne R. Wilver
                                                      Wayne R. Wilver
                                                      Senior Vice President